Exhibit 5.1

March 18, 2022

Enerflex Ltd.

904 – 1331 Macleod Trail S.E.

Calgary, Alberta

T2G 0K3

Ladies and Gentlemen:

We are acting as Canadian counsel to Enerflex Ltd. (“Enerflex”), a company existing under the Canada Business Corporations Act (“CBCA”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”), which includes the proxy statement of Exterran Corporation (“Exterran”) and prospectus of Enerflex, filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The Registration Statement relates to, among other things, the registration of the common shares of Enerflex (the “Shares”) proposed to be issued as consideration to holders of shares of Exterran common stock pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 24, 2022, by and among Enerflex, Enerflex US Holdings Inc. and Exterran in connection with the proposed merger and related transactions contemplated in the Merger Agreement (the “Transaction”). This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit.

For purposes of providing this opinion, we have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other documents as we have considered necessary or relevant for the purposes of this opinion, including:

a)	the Merger Agreement attached as Exhibit 2.1 of the Registration Statement;

b)	the restated articles of incorporation of Enerflex attached as Exhibit 3.1 of the Registration Statement (the “Articles”) and the by-laws of Enerflex;

c)	the Registration Statement;

d)	resolutions of the board of directors of Enerflex relating to, among other things, the issuance and delivery of the Shares pursuant to the terms of the Merger Agreement; and

e)

such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronically retrieved copies, the legal capacity of all individuals who have executed any of such documents, and the completeness, truth and accuracy of all facts set forth in the certificate supplied by an officer of Enerflex. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Enerflex.

Based and relying upon and subject to the foregoing and the further qualifications, assumptions and limitations set forth herein, we are of the opinion that, when (i) the certificate of merger relating to the Transaction is filed with and accepted by the Secretary of State of the State of Delaware; and (ii) the Registration Statement relating to the Shares has become effective under the Securities Act and the Shares have been issued and delivered in accordance with the terms and conditions of the Merger Agreement (following approval of such issuance by the requisite vote of the shareholders of Enerflex) and in a manner contemplated by the Registration Statement, the Shares will be outstanding as validly issued, fully paid and non-assessable.

This opinion is expressed only with respect to the laws of the Province of Alberta and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Enerflex, the Registration Statement, or the Shares. This opinion may not be used or relied upon by you for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP

NORTON ROSE FULBRIGHT CANADA LLP

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